Exhibit 99.1

BioLife Solutions Announces 1:14 Reverse Stock Split

Effective January 29, 2014; Intended to Facilitate NASDAQ Listing

BOTHELL, Wash., Jan. 21, 2014 /PRNewswire/ -- BioLife Solutions, Inc. (OTCQB: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade hypothermic storage and cryopreservation freeze media and precision thermal shipping products for cells and tissues, today announced that pursuant to the authorization previously granted by the Company's stockholders, the Company's Board of Directors (the "Board") has fixed 1-for-14 as the ratio for its previously announced reverse stock split.  The Company anticipates that the reverse stock split will be effective at the market opening on January 29, 2014.  The reverse stock split is intended to facilitate the listing of BioLife's common stock on the NASDAQ Capital Market®.

Mike Rice, BioLife Solutions CEO, commented, "We are completing our first step in our previously-announced financial transactions to list on the NASDAQ Capital Market. If our application is approved, we believe that the NASDAQ listing will create the conditions for BioLife Solutions to gain access to a broader institutional investment community, strengthen our financing flexibility, and provide greater liquidity for our shareholders."

When the reverse stock split becomes effective, every fourteen (14) shares of common stock outstanding will automatically combine into one (1) new share of common stock with no change in par value per share.  This will reduce the number of shares of common stock outstanding from approximately 70 million to approximately 5 million.  The Company's authorized number of shares of common stock will be unchanged following the reverse stock split. The reverse stock split will affect all issued and outstanding shares of the company's common stock, as well as common stock underlying stock options and warrants outstanding immediately prior to the effectiveness of the reverse stock split. In connection with the reverse stock split, the CUSIP number for the common stock will change to 09062W204.

Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number on a certificate-by-certificate basis, each stockholder will beneficially hold the same percentage of common stock immediately following the reverse stock split as they held immediately prior to the reverse stock split.

Stockholders holding certificated shares or shares through a brokerage account will have their shares automatically adjusted to reflect the reverse stock split as of the effective date. Although the issuance of new stock certificates will not be required, stockholders may obtain a new certificate from the Company's transfer agent, which is American Stock Transfer & Trust Company, LLC.

On December 16, 2013, BioLife announced that its two debt holders have agreed to convert the Company's entire secured debt of approximately $14 million in principal and accrued interest into equity in connection with the Company's next equity financing.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.

About BioLife Solutions

BioLife Solutions develops, manufactures and markets hypothermic storage and cryopreservation solutions and precision thermal shipping products for cells, tissues, and organs. The Company's proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife's biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death.  BioLife's enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.  For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

This press release contains forward-looking statements, including, but not limited to, statements concerning a reverse stock split and potential uplisting. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, the risk that the NASDAQ listing will not be completed, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Media & Investor Relations
Daphne Taylor
Senior Vice President, Chief Financial Officer
(425) 402-1400
dtaylor@biolifesolutions.com